Exhibit 24.2

POWER OF ATTORNEY

Anatol Feygin, the undersigned director of Diamond Offshore Drilling, Inc., hereby designates, constitutes and appoints each of Scott Kornblau and David L. Roland (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution (the “Attorneys-in-Fact”), for him and in his name, place and stead, in any and all capacities, to sign the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to the related Registration Statement, which amendments may make such changes in such Registration Statement as either Attorney-in-Fact deems appropriate, supplements, subsequent registration statements relating to the offering to which such Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each signatory might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Anatol Feygin
Anatol Feygin, Director

Date: February 11, 2020